UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Transcat, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSCAT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 7, 2016

The annual meeting of shareholders of Transcat, Inc. will be held at our corporate headquarters, located at 35 Vantage Point Drive, Rochester, New York 14624, on Wednesday, September 7, 2016 at 12:00 pm Eastern Time for the following purposes, which are more fully described in the accompanying proxy statement:

●	to elect three directors;
●	to approve, on an advisory basis, the compensation of our named executive officers;
●	to ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2017; and
●	to transact such other business as may properly come before the annual meeting or at any adjournment of the meeting.

Our board of directors has fixed the close of business on July 13, 2016 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting and at any adjournment of the annual meeting.

By Order of the Board of Directors
Lee D. Rudow President and Chief Executive Officer
Rochester, New York July 21, 2016

Your Vote is Important. If you own your shares through a broker, we encourage you to follow the instructions provided by your broker about how to vote. Unless you provide your broker with voting instructions, your broker may not vote your shares on the proposal to elect the three director nominees or on the advisory vote on executive compensation.

TRANSCAT, INC.

PROXY STATEMENT

The board of directors of Transcat, Inc., an Ohio corporation, is soliciting the enclosed proxy for use at the annual meeting of shareholders to be held on Wednesday, September 7, 2016 at 12:00 pm Eastern Time, or at any adjournment of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at our corporate headquarters, located at 35 Vantage Point Drive, Rochester, New York 14624. Our telephone number is (585) 352-7777.

Mail Date of Proxy Materials

We are first mailing these proxy solicitation materials to shareholders on or about July 21, 2016.

Record Date and Shares Outstanding

Each holder of shares of our common stock at the close of business on July 13, 2016, the record date for the annual meeting, is entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated common stock, $0.50 par value per share. As of the record date, there were 6,989,195 shares of our common stock issued and outstanding.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. According to our code of regulations, the holders of a majority of the issued and outstanding shares of our common stock present in person or by proxy at the meeting will constitute a quorum.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal	Description	Vote Required
One	Election of three directors	Plurality of the votes duly cast at the annual meeting
Two	To approve, on an advisory basis, the compensation of our named executive officers	Majority of the votes duly cast at the annual meeting (1)
Three	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2017	Majority of the votes duly cast at the annual meeting (2)

____________________

(1)	The result of the advisory vote to approve the compensation of our named executive officers is not binding on our board of directors or our compensation committee. However, our board and our compensation committee value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions regarding our named executive officers.

(2)	We are presenting the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent fiscal years.

Recommendations of our Board of Directors

Our board of directors recommends that shareholders vote their shares:

●	FOR the three director nominees named in this proxy statement;
●	FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers; and
●	FOR the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2017.

Voting

Each shareholder is entitled to one vote for each share of common stock held as of the record date. Most of our shareholders hold their shares through a broker or other financial institution rather than directly in their own name. If your shares are registered in your name with our transfer agent, you are considered the shareholder of record of these shares, and we are making these proxy materials available directly to you. As a shareholder of record, you may vote your shares either by signing, dating, and returning your proxy or by attending the annual meeting and voting in person. If your shares are held through a broker or other financial institution, you are considered the beneficial owner of shares held in street name, and your broker or other financial institution is making these proxy materials available to you together with a voting instruction form. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the annual meeting and vote in person.

If we receive a properly executed and dated proxy in time to be voted at the annual meeting, the shares represented by the proxy will be voted in accordance with the instructions given in the proxy. A properly executed proxy without specific voting instructions marked on it will be voted:

●	FOR the three director nominees named in this proxy statement;
●	FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers; and
●	FOR the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2017.

The named proxies may also vote a properly executed proxy without voting instructions marked on it for such other business as may properly come before the annual meeting or at any adjournment or postponement of the meeting.

Beneficial owners will receive voting instructions from their broker or other financial institution. Please note, however, that if your shares are held by a broker or other financial institution and you wish to vote in person at the annual meeting, you must bring to the annual meeting a legal proxy from the broker or other financial institution that gives you the right to vote your shares in person.

Effect of Not Casting Your Vote and Broker Non-Votes

If you hold your shares in street name and you do not provide your broker with specific voting instructions, or if you do not obtain a legal proxy that gives you the right to vote the shares in person at the annual meeting, your broker is not permitted to, and will not, vote your shares on your behalf, and your shares will not be counted on the proposal to elect directors and the advisory vote on executive compensation, both of which are non-routine proposals. Your broker has discretionary authority to vote your uninstructed shares to ratify the selection of our independent registered public accounting firm, which is a routine proposal. Uninstructed shares with respect to which your broker does not have discretionary authority are known as “broker non-votes.”

We count shares subject to broker non-votes for the purpose of determining the presence of a quorum but do not count them for the purpose of the number of shares voting in the election of directors or the advisory vote on executive compensation. Thus, broker non-votes will have no effect on the outcome of these proposals.

If you are a shareholder of record and you do not cast your vote, in person or by proxy, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Effect of Abstentions

An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal other than the election of directors. Shares that abstain from voting on a proposal are counted for the purpose of determining the presence of a quorum but are not considered votes “duly cast” for a proposal. Thus, abstentions will have no effect on the outcome of the vote on the proposals requiring the approval of a plurality or a majority of votes cast, because abstentions are not counted as votes duly cast.

Revocability of Proxies

You may change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of three ways:

●	submit a signed proxy card with a later date;
●	notify our corporate secretary in writing before the annual meeting that you are revoking your proxy; or
●	attend the annual meeting and vote in person.

Solicitation of Proxies

Our board of directors is soliciting proxies for use at the annual meeting, and we will bear the cost of the proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone or other telecommunication. We will not compensate any of these persons for soliciting proxies on our behalf. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition, we have retained Regan & Associates, Inc., a professional solicitation firm, which will assist us in delivering these proxy materials and soliciting proxies for a fee of approximately $7,000.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed our 2016 annual report to shareholders with this proxy statement. Our annual report on Form 10-K for the fiscal year ended March 26, 2016, as filed with the Securities and Exchange Commission is included in the 2016 annual report. The 2016 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Annual Report on Form 10-K by:

●	accessing our website, Transcat.com, and going to “SEC Filings” under “Investor Relations”;
●	writing to us at: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary; or
●	telephoning us at 585-352-7777.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at sec.gov.

The information contained on our website is not a part of this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on September 7, 2016

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our 2016 annual report to shareholders available to you online at:

www.edocumentview.com/TRNS

For directions on how to attend the annual meeting and vote in person, see the “Voting” and “Revocability of Proxies” sections above.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our code of regulations currently provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year.

The term of three of our directors, Mr. Hadeed, Mr. Moore and Ms. Panzarella, will expire at this year’s annual meeting. Mr. Bradley retired from our board in September 2015.

Based on the recommendation of the corporate governance and nominating committee, we have nominated Charles P. Hadeed, Paul D. Moore and Angela J. Panzarella, each to serve for a three-year term expiring in 2019.

The board of directors recommends that you vote FOR the election of each of Mr. Hadeed, Mr. Moore and Ms. Panzarella.

Unless authority to vote for one of the nominees is specifically withheld according to the instructions on your proxy card, proxies will be voted FOR the election of Mr. Hadeed, Mr. Moore and Ms. Panzarella.

We do not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The Securities and Exchange Commission’s rules require us to briefly discuss the particular experience, qualifications, attributes or skills that led our board of directors to conclude that each director or nominee for director should serve on our board of directors. We have provided this discussion in a separate paragraph immediately below the biographical information of each director.

Nominees Proposed for Election as Directors for a Term Expiring in 2019

Charles P. Hadeed
Age: 66
Director since: 2007

Mr. Hadeed is our chairman of the board. He served as our executive chairman from July 2013 until June 2014, as our chief executive officer from April 2007 to July 2013, and as our president from May 2006 to September 2012. He also served as our chief operating officer from October 2004 to November 2011. Mr. Hadeed joined us in April 2002 as our vice president of finance and chief financial officer, a role he served in until May 2006. Prior to joining us, Mr. Hadeed most recently served as vice president-healthcare ventures group with Henry Schein Inc. Prior to that, he served as group vice president-operations at Del Laboratories Inc. and in various executive positions during his 20-year career at Bausch & Lomb Incorporated. Mr. Hadeed currently serves on the board of directors of IEC Electronics Corp. (NYSE MKT: IEC). He also served on the board of directors of Rochester Rehabilitation Center, Inc., Rehabilitation Enterprises, Inc., Rehabilitation Philanthropies, Inc., and Center Information Services, Inc. until March 2014.

Experience and Qualifications

As our former executive chairman, chief executive officer, president, chief operating officer, and vice president of finance and chief financial officer, Mr. Hadeed provides our board with invaluable institutional knowledge of the operations of our company, its markets and its customers. When Mr. Hadeed joined us in April 2002, our company was facing a number of critical challenges. His financial and management skills contributed to the resolution of those challenges, as well as the financial turnaround and growth the company has experienced during his tenure with us. Mr. Hadeed continues to provide leadership for our sustained growth, profitability and financial stability.

Paul D. Moore
Age: 65	Board Committee:
Director since: 2001	Audit (Chairman)

Mr. Moore retired as senior vice president of M&T Bank Corporation in March 2014. Prior to his retirement, Mr. Moore last served as senior credit officer overseeing all corporate lending activity in the Rochester, Buffalo and Binghamton, New York markets. Additionally, Mr. Moore had credit responsibility for M&T’s automotive dealership customers throughout its Middle Atlantic markets. During his 35-year career at M&T Bank, Mr. Moore served as the commercial banking manager for the Rochester, New York market and held various commercial loan positions in Buffalo, New York.

Experience and Qualifications

Mr. Moore’s corporate banking career qualifies him to represent the interests of shareholders as a member of our board. Over the course of his career, he extended loans to thousands of companies and was required to assess the management, products, markets and financial performance of these businesses. This process has provided Mr. Moore with a broad perspective of what makes a business successful, an insight that is invaluable to our board, particularly as it relates to strategic planning and growth.

Angela J. Panzarella
Age: 58	Board Committees:
Director since: January 2014	Compensation
Corporate Governance and Nominating

Until January 1, 2016, Ms. Panzarella was the president of ACM Medical Laboratory, Inc., a subsidiary of Rochester Regional Health, and a leading clinical and pathology laboratory in the northeastern United States and an emerging leader in central laboratory services for clinical trials. Prior to joining ACM Medical Laboratory, Inc. in 2010, Ms. Panzarella held various legal and executive positions with Bausch & Lomb Incorporated from 1988 to 2008, where she most recently served as corporate vice president-global vision care. Since 2008, Ms. Panzarella has also served as a consultant and expert witness in litigation matters involving the contact lens industry. Prior to joining Bausch & Lomb Incorporated, she was an associate at the law firm of Harris Beach & Wilcox specializing in litigation.

Experience and Qualifications

Ms. Panzarella’s experience as a chief executive officer in a regulated services industry, which is similar to the industries we serve, positions her to provide valuable insight to our board and management in implementing our calibration services growth strategy.

Directors Whose Terms Do Not Expire at the 2016 Annual Meeting

Richard J. Harrison
Age: 71	Board Committee:
Director since: 2004	Audit
Term expires: 2017

Mr. Harrison served as executive vice president and chief operating officer of Five Star Bank and its parent, Financial Institutions, Inc., from August 2012 until his retirement on March 31, 2016. Mr. Harrison previously served as executive vice president and senior retail lending administrator of Five Star Bank from 2009 until 2012. From 2003 until 2009, Mr. Harrison served as senior vice president of Five Star Bank and its predecessor, The National Bank of Geneva. He continues to provide consulting services for Five Star Bank. From January 2001 through January 2003, he served as executive vice president and chief credit officer of the Savings Bank of the Finger Lakes, as well as a director from 1997 through 2000. Prior to that, he held senior executive management positions with United Auto Finance, Inc., American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank), and Security Trust Company/Security New York State Corporation (now Fleet/Bank of America). Mr. Harrison also serves and has served on the board of directors or as manager of several privately-held for profit and not-for-profit entities.

Experience and Qualifications

Mr. Harrison’s experience in analyzing complex financial transactions, as well as his skills in credit, financial statement analysis and risk management, qualify him as our audit committee financial expert. Mr. Harrison’s work with small to medium-size businesses throughout his career in banking and finance has provided him with an understanding of business-to-business marketing and provides our board with an understanding of the financial and business environment in which our company operates. His prior service on a publicly-traded company board also provides our board with valuable insight.

Gary J. Haseley
Age: 54	Board Committee:
Director since: January 2015	Compensation (Chairman)
Term expires: 2017

Mr. Haseley is the senior vice president and general manager of Kaman Automation, Control & Energy, a division of Kaman Corporation, a manufacturer in the aerospace industry and the third largest distributor in the power transmission/motion control market. Prior to joining Kaman, from January 2001 to August 2012, Mr. Haseley served as president and chief executive officer of Zeller Corporation, a distributor of electrical and automation components and solutions, which Kaman acquired in 2012. From 1995 until 2001, Mr. Haseley served as Zeller’s vice president of sales. Prior to joining Zeller, Mr. Haseley held various engineering and sales positions.

Experience and Qualifications

Mr. Haseley brings extensive knowledge in the distribution and services markets to our board. His role as chief executive officer of Zeller Corporation and subsequent operational and sales roles at Kaman provide the board with valuable insights into the leveraging of two market segments substantially similar in synergies to our industry segments.

John T. Smith
Age: 69	Board Committee:
Director since: 2002	Corporate Governance and Nominating
Term expires: 2017

Mr. Smith is the chairman and chief executive officer of Solü Technology Partners, a technology staffing and services provider. From 1999 until August 2015, he was chairman and chief executive officer of Brite Computers, Inc., an information technology consulting firm. Prior to that, from 1997 to 1999, he was the president of JTS Chequeout Solutions, Inc. From 1980 to 1997, Mr. Smith was president of JTS Computer Services, Inc. Mr. Smith serves on the board of directors of the Monroe Community College Foundation.

Experience and Qualifications

Mr. Smith brings a unique entrepreneurial creativity to our board. He has founded and developed over ten information technology companies over the past 30 years that range from small, local service companies to national product and service companies to major accounts. In the process, Mr. Smith has gained extensive management, financial, banking, and technical expertise. Mr. Smith’s provocative approach to management has aided the board as the company continues its acquisitive strategy and brings a different yet compelling smaller-business perspective.

Alan H. Resnick
Age: 72	Board Committee:
Director since: 2004	Audit
Term expires: 2018

Mr. Resnick has served as president of Janal Capital Management LLC, an investment advisory firm, since August 2004 after a 31-year career at Bausch & Lomb Incorporated. Mr. Resnick served as vice president and treasurer and a member of Bausch & Lomb’s corporate strategy board until his retirement in October 2004. He also served as a member of the advisory board of FM Global, a leading property insurance carrier, until his retirement. Mr. Resnick is a member of the board of directors of the Visiting Nurse Service of Rochester and Monroe County and serves or has served on the boards and committees of several other not-for-profit organizations in the greater Rochester, New York area. Mr. Resnick also serves as chairman of the board of ACM Medical Laboratory, a subsidiary of Rochester Regional Health, in Rochester, New York.

Experience and Qualifications

As the former treasurer of Bausch & Lomb for more than 15 years and president of an investment advisory firm, Mr. Resnick brings invaluable knowledge of financial instruments and the financial markets to our board as we continue our effort to increase financial market awareness of our performance and improve our market capitalization. Mr. Resnick’s professional experience as well as his past and present service on the finance and investment committees of a diverse number of boards uniquely positions him to serve on our audit committee.

Lee D. Rudow
Age: 52
Director since: 2015
Term expires: 2018

Mr. Rudow joined us in November 2011 as our chief operating officer and was appointed president in September 2012. He was appointed chief executive officer, effective July 1, 2013. From 2008 until 2011, Mr. Rudow served as vice president in various capacities for SIMCO Electronics, Inc., an independent provider of global calibration, repair, and software solutions. Prior to that, from 2006 to 2008, he was president and chief executive officer of Davis Calibration, Inc., served as president and chief executive officer of its related business and predecessor, Davis Inotek Corp. from 1996 to 2006, and served as president of Davis Instruments Corp. from 1986 to 1996.

Experience and Qualifications

Mr. Rudow brings more than 25 years of experience in both of our industry segments. He has a strong understanding of the execution needed for our current business strategy and has served in sales, sales management, and operational positions at Transcat and our competitors. Mr. Rudow has worked at startups, private equity-funded and large industrial companies in our industry space. His skill set is uniquely suited for our organic and acquisitive strategic initiatives. Our customers, recently acquired companies, and our board recognize his experience as providing a broad set of skills in his roles as our chief executive officer and board member.

Carl E. Sassano
Age: 66	Board Committees:
Director since: 2000	Compensation
Term expires: 2018	Corporate Governance and Nominating (Chairman)

Mr. Sassano served as our chairman of the board from October 2003 until April 2007 and from May 2008 until July 2013. From April 2007 to May 2008, he served as our executive chairman of the board. Mr. Sassano became our president and chief executive officer in March 2002 and served in these roles until May 2006 and April 2007, respectively. Prior to joining us, Mr. Sassano served as president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000. He also held positions in Bausch & Lomb as president-global vision care (1996-1999), president-contact lens division (1994-1996), group president (1993-1994), and president-Polymer Technology (1983-1992), a subsidiary of Bausch & Lomb. Mr. Sassano also serves as a director of Medifast, Inc. (NYSE: MED) and served as a member of the board of directors of IEC Electronics Corp. (NYSE MKT: IEC) from 2006 through August 2012, and as a trustee of Rochester Institute of Technology from 1996 through June 2013.

Experience and Qualifications

Mr. Sassano’s experience in small-to-medium size divisions within Bausch & Lomb, as well as the processes associated with Bausch & Lomb’s overall corporate organization, provided Mr. Sassano with the necessary skill set to grow Transcat out of financial turmoil in 2002 and then position it on a path toward growth in the years that followed. Mr. Sassano’s leadership skills and institutional knowledge of our company, coupled with his significant corporate experience, provides our board with a strong understanding of the issues we face in our growth strategy.

PROPOSAL TWO:
TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended, requires us to provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (referred to as a “say-on-pay” vote). We first provided our shareholders with this opportunity at our 2013 annual meeting, at which time our shareholders expressed a preference for this vote to occur on an annual basis, as recommended by our board of directors. Our board of directors subsequently adopted this preference, and we are providing our shareholders with a say-on-pay vote this year.

The primary goal of our compensation program is to align the interests of our named executive officers with those of our shareholders to achieve long-term growth. As detailed in the Compensation Overview section of this proxy statement, our objectives with respect to executive compensation are to attract, motivate, and retain talented executive officers, promote the achievement of key business objectives and drive growth in corporate earnings by linking annual cash and long-term cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals, align the incentives of our executives with the creation of value for our shareholders, foster teamwork, support our core values, and contribute to our long-term success. To achieve these objectives, our compensation committee, in conjunction with a third-party compensation consultant, when appropriate, reviews and evaluates our executive compensation program. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to attainment of key business and operational goals. The “Executive Compensation” section of this proxy statement, including the “Compensation Overview,” describes in detail our executive compensation program and the decisions made by our compensation committee.

We are asking our shareholders to indicate their support and approval for our named executive officer compensation as described in the “Executive Compensation” section of this proxy statement. We believe that our compensation program for our named executive officers is designed to create value for our shareholders over the long term and appropriately aligns pay with performance.

For the reasons summarized above, and as discussed in more detail in the “Executive Compensation” section of this proxy statement, our board of directors is asking our shareholders to vote for the following advisory resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Overview, compensation tables, and related narrative discussion is hereby approved.

The say-on-pay vote is advisory, and therefore it is not binding on our compensation committee or our board of directors. Nevertheless, our board of directors and our compensation committee value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

The board of directors recommends that you vote FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers.

PROPOSAL THREE:
RATIFICATION OF SELECTION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2017. This selection is being presented to our shareholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

We have been advised by Freed Maxick CPAs, P.C. that a representative will be present at the annual meeting and will be available to respond to appropriate questions. We intend to give such representative an opportunity to make a statement if he or she should so desire.

The board of directors recommends that you vote FOR the proposal to ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2017.

Fees for Professional Services Provided by Freed Maxick CPAs, P.C.

The following table shows fees for professional services provided by Freed Maxick CPAs, P.C. during the fiscal year ended March 26, 2016, which we refer to as fiscal year 2016 and the fiscal year ended March 28, 2015, which we refer to as fiscal year 2015.

	Fiscal Year 2016	Fiscal Year 2015
Audit Fees	$155,990	$144,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	9,660	—
Total	$165,650	$144,000

Audit fees during fiscal year 2016 and fiscal year 2015 were for professional services rendered for the audit of our annual consolidated financial statements and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q. All other fees during fiscal year 2016 were for cyber security evaluation services.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

In accordance with applicable laws, rules and regulations, the audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit services for which Freed Maxick CPAs, P.C. was engaged were pre-approved by the audit committee. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of audit and permitted non-audit services. The decision of any member to whom authority is delegated is required to be presented to the full audit committee at its next scheduled meeting.

Independence Analysis by Audit Committee

The audit committee considered whether the provision of the services described above was compatible with maintaining the independence of Freed Maxick CPAs, P.C. and determined that the provision of these services was compatible with the firm’s independence.

REPORT OF THE AUDIT COMMITTEE (1)(2)(3)

The audit committee of the board of directors is currently comprised of three members of the board of directors, each of whom the board of directors has determined is independent under the independence standards of The Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The audit committee assists the board of directors in overseeing the company’s accounting and financial reporting processes, financial statement audits and internal controls. The specific duties and responsibilities of the audit committee are set forth in the audit committee charter, which is available on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.”

The audit committee has:

●	reviewed and discussed the company’s audited consolidated financial statements for fiscal year 2016 with management and Freed Maxick CPAs, P.C.;
●	discussed with Freed Maxick CPAs, P.C. the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;
●	received and discussed the written disclosures and the letter from Freed Maxick CPAs, P.C. required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and

●	discussed with Freed Maxick CPAs, P.C. its independence.

Based on these reviews and discussions with management and Freed Maxick CPAs, P.C. and the report of Freed Maxick CPAs, P.C., and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements for fiscal year 2016 be included in the company’s annual report on Form 10-K for fiscal year 2016 for filing with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually and has submitted such selection for fiscal year 2017 for ratification by shareholders at the annual meeting.

Audit Committee:

Richard J. Harrison, Chairman
Paul D. Moore
John T. Smith
____________________

(1)	The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

(2)	Mr. Resnick became a member of the audit committee effective July 1, 2016 replacing Mr. Smith.

(3)	Mr. Moore became the chairman of the audit committee effective July 1, 2016.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held eight meetings during fiscal year 2016. Each director then in office attended at least 75% of the total of board meetings and meetings of board committees on which he or she served.

Director Independence

The board of directors has determined that Mr. Harrison, Mr. Haseley, Mr. Moore, Ms. Panzarella, Mr. Resnick, Mr. Sassano, and Mr. Smith are each independent under the independence standards of The Nasdaq Stock Market.

Executive Sessions

During fiscal year 2016, our independent directors met in regularly scheduled executive sessions, without management present, as required by the listing standards of The Nasdaq Stock Market. Mr. Sassano presided over the executive sessions of the independent directors.

Board Leadership Structure

The board of directors separates the roles of chief executive officer and chairman, based on the board’s belief that corporate governance of the company is most effective when these positions are not held by the same person. The board recognizes the differences between the two roles and believes that separating them allows each person to focus on his individual responsibilities. Under this leadership structure, our chief executive officer can focus his attention on day-to-day company operations and performance, and can establish and implement long-term strategic plans, while our chairman can focus his attention on board responsibilities. Additionally, the board recognizes its obligations to confer in executive session with its independent directors.

Presently, the board believes it is appropriate to keep the roles of chief executive officer and chairman separate. The board may, however, change the leadership structure if it believes that a change would better serve the company and its shareholders.

Retirement Policy and Mandatory Resignation

The mandatory retirement age for board members is age 75. However, the board of directors has reserved the right to extend the mandatory retirement age if it will better serve the interests of our shareholders and our company.

In May 2016, the corporate governance and nominating committee adopted a mandatory resignation policy for directors in the event civil or criminal charges are brought against the director or if a director becomes infirmed.

Board Committees

The board of directors has a standing audit, compensation, and corporate governance and nominating committee. The table below shows the number of meetings held during fiscal year 2016 and the names of the directors currently serving on each committee.

	Number of
Committee Name	Meetings Held	Committee Members
Audit(2)	4	Mr. Harrison	Mr. Moore(1)
		Mr. Resnick
Compensation(3)	4	Mr. Haseley(1)	Ms. Panzarella
		Mr. Sassano
Corporate Governance and Nominating(4)	1	Ms. Panzarella	Mr. Sassano(1)
		Mr. Smith

(1)	Chairman
(2)	Prior to July 1, 2016, the members of the audit committee were Mr. Harrison, Mr. Moore and Mr. Smith.
(3)	Prior to July 1, 2016, the members of the compensation committee were Mr. Haseley, Ms. Panzarella, Mr. Resnick and Mr. Sassano.
(4)	Prior to July 1, 2016, the members of the corporate governance and nominating committee were Mr. Harrison, Mr. Resnick and Mr. Sassano.

Each committee acts pursuant to a written charter adopted by our board of directors. The current charter for each board committee is available on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

The board of directors has determined that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the committee and is independent under applicable Securities and Exchange Commission rules. The board of directors has designated Mr. Harrison as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based on his professional experience in banking and finance as described in his biography under “Proposal One: Election of Directors.” The board of directors has determined that Mr. Moore would also qualify as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based on his professional experience in banking and corporate lending as described in his biography under “Proposal One: Election of Directors.”

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management, and our board of directors. Our audit committee charter more specifically sets forth the duties and responsibilities of the audit committee.

The audit committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and for performing such other tasks that are consistent with its charter.

The audit committee’s report relating to fiscal year 2016 appears under the heading “Report of the Audit Committee.”

Compensation Committee

The compensation committee is responsible for establishing and implementing compensation programs for our executive officers and directors that further the intent and purpose of our fundamental compensation philosophy and objectives and for performing such other tasks that are consistent with its charter.

For more information on executive compensation and director compensation and the role of the compensation committee, see “Compensation Overview” under the headings “Executive Compensation” and “Director Compensation.”

Corporate Governance and Nominating Committee

The corporate governance and nominating committee is charged with identifying candidates, consistent with criteria approved by the committee, qualified to become directors and recommending that the board of directors nominate such qualified candidates for election as directors. The committee is also responsible for reviewing our code of regulations, shaping corporate governance, overseeing the evaluation of the board of directors, board committees, and management, and performing such tasks that are consistent with the corporate governance and nominating committee charter.

The process the corporate governance and nominating committee follows to identify and evaluate candidates includes requests to board members, the chief executive officer, and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

The corporate governance and nominating committee also considers and establishes procedures for shareholder recommendations of nominees to the board. Shareholder recommendations, together with relevant biographical information, should be sent to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates (other than our executive officers) to serve on the board of directors, including candidates recommended by shareholders, the corporate governance and nominating committee seeks candidates who are independent under the independence standards of The Nasdaq Stock Market and meet certain selection criteria established by the corporate governance and nominating committee from time to time. The corporate governance and nominating committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. The corporate governance and nominating committee evaluates candidates in light of their skill sets and other characteristics that complement those of the current board, including the diversity, maturity, skills, and experience of the board as a whole.

Although the corporate governance and nominating committee does not have a specific written diversity policy, the committee values and considers diversity when seeking and evaluating candidates for the board. The committee believes that diversity is not limited to gender and ethnicity, but also includes perspective gained from educational and cultural backgrounds and life experiences.

Director Attendance at Annual Meetings

Company policy requires all directors, absent special circumstances, to attend our annual shareholder meetings. All of our directors attended the annual meeting of shareholders held on September 9, 2015.

The Board’s Role in Risk Oversight

Our board of directors is responsible for overseeing risks that could affect our company. This oversight is conducted primarily through the board’s committees. The audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes and financial statement audits. The compensation committee focuses on the management of risks arising from our compensation policies and programs. The corporate governance and nominating committee focuses on the management of risks associated with board organization, membership, and structure, as well as corporate governance.

While our board committees are focused on these specific areas of risk, the full board retains responsibility for general risk oversight. Our board satisfies this responsibility by reviewing periodic reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, as well as periodic reports to our board of directors or the appropriate committee from the members of our senior management team who are responsible for risk management.

As part of its risk oversight responsibilities, the board of directors and its committees review the processes that senior management use to manage risk exposure. In doing so, the board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our company, including, but not limited to, operational, financial, legal, regulatory, strategic, and information technology risks.

Code of Ethics

We have a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. You can find our code of business conduct and ethics on our website, Transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” We will provide a printed copy of our code of business conduct and ethics, without charge, to any shareholder who requests it by contacting our corporate secretary at 35 Vantage Point Drive, Rochester, New York 14624.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

Shareholder Communications

Shareholders may send correspondence by mail to the full board of directors or to individual directors. Shareholders should address correspondence to the board of directors or individual board members in care of: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy, or similar substantive matters will be forwarded to the board of directors, the individual director, one of the aforementioned committees of the board, or a committee member for review. Correspondence relating to ordinary business affairs or those matters more appropriately addressed by our officers or their designees will be forwarded to such persons accordingly.

EXECUTIVE OFFICERS
AND SENIOR MANAGEMENT

We are currently served by three executive officers, Mr. Rudow, Mr. Tschiderer and Mr. Flack, together with five additional members of the senior management team. During fiscal year 2016, Mr. Zimmer served us as an executive officer.

Lee D. Rudow, age 52, is our president and chief executive officer. Additional information about Mr. Rudow can be found under “Proposal One: Election of Directors.”

Michael J. Tschiderer, age 56, joined us in December 2015 and is our vice president of finance, chief financial officer, treasurer and corporate secretary. Prior to joining us, Mr. Tschiderer served as global controller of Lanzatech, Inc., a start-up carbon-recycling company, which he joined in September 2014. From February 2014 to September 2014, Mr. Tschiderer was an independent consultant. From March 2011 to February 2014, he served as vice president, global controller and treasurer of GXS Worldwide, Inc., a global cloud integration and software company, where he led a team of more than 125 employees in 15 countries.

John J. Zimmer, age 58, is a certified public accountant and was our chief financial officer, treasurer and corporate secretary until March 27, 2016. He also served as our senior vice president of finance until his retirement on July 1, 2016. Prior to June 1, 2011, Mr. Zimmer was our vice president of finance and chief financial officer. Prior to joining us in June 2006, Mr. Zimmer served as executive vice president and chief financial officer of E-chx, Inc., a payroll outsourcing company. Prior to joining E-chx, Inc. in October 2003, he was a principal with the public accounting firm of DeJoy, Knauf & Blood, LLP. Prior to that, Mr. Zimmer served for four years as vice president-finance and treasurer of Choice One Communications Inc. Prior to joining Choice One, Mr. Zimmer was employed for seven years by ACC Corp., during which time he served as controller, then vice president-finance and later vice president and treasurer.

Robert A. Flack, age 46, is our vice president of operations, a position he has held since May 2015. Prior to joining us in February 2014 as vice president of business development and from June 2013, Mr. Flack served as chief operating officer of ADG Creative, a strategic communications firm. From June 2012 until June 2013, Mr. Flack owned and operated Flack Consulting. From 2010 to 2012, he served as director of sales for the Americas at Tektronix, Inc., a subsidiary of Danaher Corporation. From 1999 to 2010, he served in a variety of executive capacities at Davis Calibration, Inc. including vice president of operations, vice president of business development, and director of operations.

Scott D. Deverell, age 50, joined us in February 2016 and is our corporate controller and principal accounting officer. Prior to joining us, Mr. Deverell served as vice president of finance and administration for Sydor Instruments, a comprehensive diagnostics solution provider, which he joined in April 2015. From 2009 to 2014, Mr. Deverell served as division president for Stewart Title Insurance Company, a title insurance underwriter. From 2006 to 2008, Mr. Deverell served as chief financial officer for Monroe Title Insurance Corporation, a subsidiary of Stewart Title.

Jennifer J. Nelson, age 45, is our vice president of human resources and has served us in this position since April 2015. Ms. Nelson joined us in July 2012 as a human resources manager. Prior to joining us, Ms. Nelson served as a human resources representative at Jamestown Container, a custom-designed packaging manufacturer, from April 2011 to July 2012, and as human resources manager for Mercury Print Productions, an offset commercial printer, from April 2010 to April 2011.

Scott D. Sutter, age 45, is our vice president of business development. Prior to joining us in February 2013 as our vice president of strategic business development, from 1999 until 2013, Mr. Sutter served in various positions with SIMCO Electronics, Inc., an independent provider of global calibration, repair, and software solutions. Mr. Sutter’s recent positions with SIMCO Electronics, Inc. included vice president of eastern region and vice president of business development.

Michael W. West, age 45, is our vice president of marketing and inside sales having served us in this position since November 2014. From 1995 to 2014, Mr. West was a principal owner of QuestCom Inc., a marketing and advertising company, and served most recently as a marketing consultant to various direct mail, web, and catalog clients. Mr. West worked with our marketing team, as one of his clients, for 13 years.

EXECUTIVE COMPENSATION

As a smaller reporting company under the Securities Exchange Act of 1934, as amended, we are providing the following executive and director compensation information in accordance with the scaled disclosure requirements of Regulation S-K.

Named Executive Officers

This proxy statement contains information about the compensation paid to our named executive officers during fiscal year 2016. For fiscal year 2016, in accordance with the executive compensation disclosure rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our named executive officers:

●	Lee D. Rudow, our president and chief executive officer;
●	John J. Zimmer, our senior vice president of finance and chief financial officer throughout fiscal year 2016; and
●	Robert A. Flack, our vice president of operations.

Compensation Overview

Overview of the Compensation Committee

The compensation committee of our board of directors is responsible for establishing, implementing, and monitoring adherence to our compensation philosophy and objectives. The compensation committee’s policy is to provide a competitive total compensation package to our named executive officers. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other executive officers.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate and retain a highly qualified and effective senior management team. We believe the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term, and strategic company goals, which are intended to align the interests of each of our named executive officers with those of our shareholders.

The objectives of the compensation program for our executive officers, including our named executive officers, are to ensure that such programs:

●	attract, motivate, and retain our talented executive officers;
●	promote the achievement of key business objectives and drive growth in corporate earnings by linking annual cash and long-term cash and equity incentives to the achievement of measurable corporate and, in some cases, individual, performance goals;

●	align the incentives of our executives with the interests of our shareholders;
●	foster teamwork on the part of management; and
●	support our core values and contribute to our long-term success.

For fiscal year 2016, as in previous years, the key components of our compensation program for our named executive officers were: (1) annual base salary; (2) annual performance-based cash incentive compensation; and (3) long-term, performance-based cash and equity incentive compensation (non-performance based restricted stock may be used in unique circumstances). The annual performance-based cash incentive compensation for our chief executive officer for fiscal year 2016 was based solely on company performance. The annual performance-based cash incentive compensation for our chief financial officer and vice president of operations was based on company and individual performance.

The compensation committee’s intention is to provide a compensation program to our named executive officers that remains competitive with the compensation paid to executives with similar responsibilities in publicly traded companies of comparable size. The compensation committee believes that our executive compensation program is aligned with market best practices for companies of our size. Specifically, our executive compensation program contains the following features:

●	Focus on variable, performance-based compensation. We intend that total executive compensation corresponds to both corporate performance and the interest of our shareholders by placing our principal emphasis on variable, performance-based incentives through a combination of annual performance-based cash incentive compensation and long-term, performance-based cash and equity incentive compensation. A significant percentage of total compensation for our named executive officers is placed at-risk through annual and long-term performance-based incentive compensation.

●	Focus on long-term earnings growth. The amount earned under our long-term cash and equity compensation program is tied directly to our achieving specific cumulative fully diluted earnings per share objectives over a multi-year period.

●	Stock Ownership Objectives. All of our named executive officers are subject to significant stock ownership objectives based on a multiple of annual base salary.

●	“Double-Triggered” Change in Control Severance Agreement. The payment of severance under the change in control agreement with our president and chief executive officer requires an involuntary termination without cause or a constructive termination within 24 months following a change in control.

●	“Clawback” of Incentive Compensation. All of our named executive officers are subject to our recoupment policy (“clawback”) for long-term incentive compensation under the 2003 Incentive Plan, as Amended and Restated, which we refer to as the Incentive Plan.

Stock Ownership Objectives

To more closely align the efforts of our executive officers with the interests of our shareholders, we set a minimum stock ownership objective for our executive officers. This objective requires all executive officers, including our named executive officers, to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock. Under these objectives, our executive officers are directed to be in compliance with their respective ownership objectives within five years of becoming an executive officer. Executive officers who were elected prior to the adoption of the objectives in May 2008 were required to be in compliance with the objectives by the fifth anniversary of the adoption date. The compensation committee and the chief executive officer monitor the progress toward achievement of stock ownership objectives, and, if warranted, can make reductions in long-term compensation awards as deemed appropriate.

Mr. Rudow’s stock ownership objective is 2.5 times his base salary; Mr. Zimmer’s stock ownership objective was 1.5 times his base salary, and Mr. Flack’s stock ownership objective is 1.5 times his base salary. As of the end of fiscal year 2016, Mr. Zimmer had met his ownership objective, Mr. Rudow had achieved 47% of his ownership objective and Mr. Flack had achieved 11% of his ownership objective.

Retirement Benefits

We have established certain retirement benefits for our employees, including our named executive officers, which we and the compensation committee believe are consistent with our goals of enhancing long-term performance by our employees.

Long-Term Savings and Deferred Profit Sharing Plan (our 401(k) Plan). The Long-Term Savings and Deferred Profit Sharing Plan is a tax-qualified defined contribution plan pursuant to which all U.S.-based employees, including our named executive officers, are eligible to participate. All employees are able to contribute a portion of their annual salary to the plan on a before-tax basis, subject to limitations imposed by the Internal Revenue Service. We currently match 50% of the first 6% of pay that employees contribute to the plan. All participant contributions to the plan are immediately vested, and all company matching contributions vest pro rata over a three-year period. The plan contains a discretionary deferred profit sharing component, which, if made, has the same three-year vesting schedule as is applicable to company matching contributions. The amount of company matching contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2016 Summary Compensation Table.

Non-Qualified Deferred Compensation. Our non-qualified deferred compensation plan allows our executive officers, including our named executive officers, and directors to elect to defer designated percentages or amounts of their compensation. The plan also allows the company to make discretionary contributions to the account of a plan participant, which are intended to provide the match that would have been made under our 401(k) Plan but for the limitations imposed on our 401(k) Plan under the

Internal Revenue Code. The amount of company discretionary contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2016 Summary Compensation Table.

Post-Retirement Plan. The post-retirement benefit plan for officers is a group health plan that provides benefits to eligible retired officers and their spouses. The original effective date of the plan was December 23, 2006. Three kinds of benefits are provided under the plan: (1) long-term care insurance coverage; (2) medical and dental insurance coverage; and (3) medical premium reimbursement benefits. Officers who retire from active employment with us on or after December 23, 2006 at age 55 or older with five or more years of qualifying service and who do not work in any full-time employment (30 hours or more per week) after retirement are eligible to participate in the plan. Qualifying service is described as the individual’s most recent period of continuous, uninterrupted employment with the company on or after the individual reaches age 50. Service with a business acquired by the company is not counted as qualifying service. For purposes of eligibility to participate in the plan, an individual is considered an officer if the individual has the title of vice president or higher (excluding the title of chief accounting officer).

2016 Summary Compensation Table

The following table shows certain information about the compensation of our named executive officers for services rendered to us in all capacities during fiscal years 2016 and 2015.

				Non-Equity
			Stock	Incentive Plan	All Other
		Salary (1)	Awards (2)	Compensation	Compensation (3)	Total
Name and Principal Position	Year	$	$	$	$	$
Lee D. Rudow	2016	373,750	390,495	72,407	58,994	895,646
President and	2015	348,750	362,996	—	91,309	803,055
Chief Executive Officer
John J. Zimmer	2016	251,962	—	73,491	57,621	383,074
Senior Vice President of Finance	2015	244,624	—	—	124,738	369,362
and Chief Financial Officer
Robert A. Flack	2016	237,938	90,798	37,208	8,122	374,066
Vice President of Operations	2015	250,343	88,002	33,488	10,274	382,107

(1)	The amounts shown in this column include cash compensation earned and paid during fiscal years 2016 and 2015.

(2)	These amounts do not reflect the actual value realized by the recipient. The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock unit awards granted during each fiscal year, except that no estimates for forfeitures have been included. A discussion of the assumptions used to calculate grant date fair value are set forth in Note 1 (General – Stock- Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal years ended March 26, 2016 and March 28, 2015. For fiscal years 2016 and 2015, the value of the performance-based restricted stock unit awards disclosed in this column is based on the probable outcome of the performance conditions as of the date of grant. If the highest level of performance is achieved, the value of Mr. Rudow’s award is $585,743 in fiscal year 2016 and $544,494 in fiscal year 2015. If the highest level of performance is achieved, the value of Mr. Flack’s award is $136,197 in fiscal year 2016 and $132,003 in fiscal year 2015. Mr. Zimmer’s long-term performance-based incentive compensation awards were also performance-based; however, because Mr. Zimmer met his stock ownership objectives prior to the award date and elected to receive cash, each long-term performance-based incentive compensation award was granted in the form of a contractual right to receive cash upon attainment of the specific performance conditions.

(3)	The amounts shown in this column reflect amounts paid by us to or on behalf of each named executive officer as company matching contributions under our 401(k) Plan and our nonqualified deferred compensation plan, executive life insurance premiums, excess long-term disability premiums, financial planning reimbursements, and a reimbursement for taxes associated with the vesting of performance-based restricted stock unit awards. The performance-based restricted stock unit awards that vested at the end of fiscal year 2015 and were paid in May 2016 were the last awards that included a tax gross-up feature.

		401(k) and Deferred
		Compensation Plan		Financial	Tax
	Fiscal Year	Matches	Insurance	Planning	Reimbursement
Lee D. Rudow	2016	8,031	2,603	1,750	46,610
	2015	7,907	2,553	2,100	78,749
John J. Zimmer	2016	6,975	7,180	2,197	41,269
	2015	7,571	7,228	3,500	106,439
Robert A. Flack	2016	6,942	665	515	—
	2015	7,510	634	2,130	—

Discussion of 2016 Summary Compensation Table

Employment Agreements

During fiscal year 2016, we were not a party to any employment agreement with our named executive officers.

Performance Incentive Plan

We maintain a performance incentive plan, which is an annual cash incentive program designed to compensate key management members, including our named executive officers, based on their contributions to the achievement of specific corporate fiscal year financial objectives and the achievement of individual performance goals. The performance incentive plan includes various incentive levels based on a participant’s position within the company, accountability, and impact on company operations. Target award opportunities are established as a percentage of base salary. The target award opportunity under the performance incentive plan for fiscal year 2016 as a percentage of base salary for each of our named executive officers was 65% for Mr. Rudow and 45% for both Mr. Zimmer and Mr. Flack.

Payment of performance-based cash incentive awards under the performance incentive plan for our chief executive officer is expressly linked to successful achievement of specific pre-determined corporate goals, which our board of directors approves on an annual basis. Payment of performance-based cash incentive awards for our chief financial officer and vice president of operations is based on successful achievement of specific pre-established corporate and individual performance goals, which are determined by our chief executive officer. In addition to the corporate and individual performance goals, the performance incentive plan also provides guidelines for the calculation of annual incentive-based compensation, subject to compensation committee oversight and modification.

For fiscal year 2016, Mr. Rudow’s performance-based cash incentive award was based solely on corporate financial results, as measured against specific corporate financial objectives which were pre-established and approved by our board of directors. For performance incentive plan awards for fiscal year 2016, the following percentage of Mr. Rudow’s performance-based cash incentive award was based on our achievement of the following objectives: free cash flow – 15%; service gross profit – 25%; earnings per share – 45%; and the board of director’s assessment of corporate performance – 15%.

Mr. Zimmer’s and Mr. Flack’s performance-based cash incentive awards were each evaluated 50% on the achievement of the same corporate financial objectives and 50% on individual performance objectives, in each case, as measured against approved objectives.

As described below, the corporate financial objectives are separated into five performance levels. Performance-based cash incentive awards can range from a minimum of 0% to a maximum of 150% of the targeted award depending on the level of performance achieved. An individual must achieve at least a specific minimum performance level (a rating of 1 on a scale of 1 to 5) against individual performance objectives to be eligible for any portion of the performance-based cash incentive award.

Generally, the target level for corporate financial results is set in alignment with our annual operating plan. Payment of the awards under the performance incentive plan is based upon the achievement of such objectives for the current fiscal year. With respect to the corporate performance portion of the award, participants in the performance incentive plan receive:

●	No payment for the corporate financial objective portion of the performance incentive plan award unless we achieve the minimum corporate performance level.
●	A pro rata payment, less than 100% of the target award opportunity, for the corporate financial objective portion of the performance incentive plan award if we achieve or exceed the minimum corporate performance level but do not achieve the target corporate performance level.

●	A payment of 100% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we achieve the target corporate performance level.
●	A pro rata payment of at least 100% but less than 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we exceed the target corporate performance level but do not achieve the maximum corporate performance level.

●	A payment of 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we achieve or exceed the maximum corporate performance level.

Upon completion of the fiscal year, our chief executive officer and our chief financial officer review our performance against each pre-established corporate financial objective, comparing the fiscal year results to the pre-determined minimum, target, and maximum levels for each objective, and an overall percentage for the corporate financial objectives is calculated. The results of our financial performance are then provided to and reviewed by the compensation committee and the board.

With respect to the individual performance portion of the award, our chief executive officer evaluates each officer’s accomplishments relative to their individual objectives, calculates a performance rating and provides summaries of performance and the award amount to the compensation committee based on the performance incentive plan previously approved by the committee. Depending on the named executive officer’s position, individual performance goals for our named executive officers could include product segment gross margin, calibration sales, calibration units per direct labor hour, calibration quality measures, and operating cash flow, as well as other objectives designed to improve our efficiency, profitability, quality, customer service, or performance.

For fiscal year 2016, we achieved the following levels of performance for each of the pre-determined, board-approved corporate financial objectives: free cash flow – 125.0%; service gross profit – 20.3% and the board of director’s assessment of corporate performance – 75.0%. We did not achieve the earnings per share objective. Following the compensation committee’s review of the achievement of corporate financial objectives and individual performance objectives for fiscal year 2016, the compensation committee awarded the following amounts of performance-based cash incentive compensation to each of our named executive officers: Mr. Rudow – $72,407, Mr. Zimmer – $73,491 and Mr. Flack – $37,208. These incentive awards were earned based on performance during fiscal year 2016 and were paid on May 20, 2016. The amounts earned are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2016 Summary Compensation Table.

Long-Term Cash and Equity Incentive Compensation

On March 30, 2015, the compensation committee approved long-term cash and equity incentive compensation award opportunities to our named executive officers as follows: Mr. Rudow – 40,719 shares, Mr. Zimmer – $137,798 and Mr. Flack – 9,468 shares. Long-term performance-based incentive compensation is targeted to a specific dollar award, which is reviewed and approved annually by the compensation committee. Pursuant to current compensation practices approved by the compensation committee, executive officers who have achieved their stock ownership objective may irrevocably elect, in advance of an award that would otherwise be settled in shares of our common stock, to receive an equivalent award in cash. Mr. Zimmer, who achieved the stock ownership objective prior to the award date, elected to receive the long-term performance-based incentive award in cash.

The shares or cash underlying these long-term performance-based cash and equity incentive compensation awards for all named executive officers will vest after three years subject to our achieving specific cumulative fully-diluted earnings per share objectives, which we refer to as EPS, over the eligible three-year period ending in fiscal year 2018. At such times, the holders of these awards will receive the following percentage of their respective award if we meet certain pre-determined EPS thresholds:

●	Maximum cumulative EPS – 150%
●	Target cumulative EPS – 100%
●	Midpoint cumulative EPS – 75%
●	Minimum cumulative EPS – 50%

Performance at the minimum, midpoint, and target levels must be achieved to earn that award level, and performance between such levels is not pro-rated. Awards will be pro-rated in the event performance is above the target level but less than the maximum. Failure to achieve the minimum EPS will result in no shares or cash becoming earned under these awards. Cash awards are adjusted at the vesting date to reflect any change in our stock price subsequent to the date of grant. The aggregate grant date fair value (at target) of the long-term performance-based equity incentive award to Mr. Rudow and Mr. Flack is reflected in the “Stock Awards” column of the 2016 Summary Compensation Table.

Prior to March 30, 2013, named executive officers whose long-term performance-based incentive compensation awards were delivered in the form of shares of our stock were also entitled to a reimbursement payment for the taxes incurred to the extent that such shares became earned and vested. We reduced our cost for this tax reimbursement at grant by reducing the number of shares awarded to the named executive officer to account for the tax reimbursement. In granting these awards, the compensation committee took into account each named executive officer’s progress towards achieving their respective stock ownership objective. Effective for long-term equity incentive awards granted after March 30, 2013, we no longer provide reimbursements for taxes, which results in a greater number of shares awarded upon grant.

Outstanding Equity Awards at March 26, 2016

The following table shows information about the number of unexercised stock options and the number and value of unvested restricted stock unit awards held by our named executive officers as of March 26, 2016:

	Option Awards				Stock Awards
					Equity Incentive		Equity Incentive
	Number of	Number of			Plan Awards:		Plan Awards:
	Securities	Securities			Number of		Market or Payout
	Underlying	Underlying			Unearned Shares,		Value of Unearned
	Unexercised	Unexercised	Option	Option	Units or Other		Shares, Units or
	Options (#)	Options (#)	Exercise	Expiration	Rights That Have		Other Rights That
Name	Exercisable	Unexercisable	Price ($)	Date	Not Vested (#)		Have Not Vested ($)
Lee D. Rudow	19,000	80,000 (1)	7.57	7/30/2023
					68,574	(2)	695,340
John J. Zimmer	30,080	—	7.72	7/25/2017
					14,289	(2)(3)	144,890
Robert A. Flack	—	—	—	—	11,843	(2)	120,088

(1)	This option vests as follows: 20,000 shares on July 30, 2016 and 60,000 shares on July 30, 2017.

(2)	These restricted stock unit awards are performance-based and will vest after three years subject to our achieving specific cumulative fully diluted EPS objectives over the three-year periods ending in fiscal year 2016, 2017 and 2018. The shares related to the three-year period ended March 26, 2016 were distributed on May 17, 2016. Mr. Rudow received 14,430 shares (net of taxes) and Mr. Zimmer received 11,180 shares (net of taxes), which represented 50% achievement of the target EPS objective for the three-year period ended March 26, 2016. For the remaining three-year periods, the holders of awards will receive the percentage of their award that corresponds to the level of cumulative EPS achieved. For more information on performance-based restricted stock unit awards, see “Long-Term Cash and Equity Incentive Compensation” in the “Compensation Overview” section above.

(3)	In addition to the award shown in the table, because Mr. Zimmer met his stock ownership objectives prior to the award dates, he elected to receive certain long-term performance-based incentive compensation awards in cash. The market or payout value of these unvested awards at March 26, 2016 was $93,253.

Payments upon Termination or Change in Control

On May 7, 2012, we entered into a change-in-control severance agreement with Mr. Rudow. This agreement requires a change in control of the company and a subsequent qualifying termination of the executive’s employment (often referred to as a “double trigger”). The agreement is intended to promote continuity of leadership, maintain the focus of our executive officer on pursuing any corporate transaction that is in the best interests of our shareholders, and to retain services of our leadership by providing sufficient severance protection during a period of uncertainty.

A change in control occurs under Mr. Rudow’s change-in-control severance agreement upon the occurrence of any of the following events: (1) we merge with or are consolidated into another entity and less than fifty percent of the outstanding voting securities of the resulting entity are owned by our former shareholders; (2) a majority of our directors before any tender offer, merger or other business combination, or sale or other disposition of assets do not constitute a majority of the board after such transaction; (3) a tender offer for over twenty-five percent of the combined voting power of our outstanding voting securities is made and consummated; (4) any person or group acquires more than twenty-five percent of the combined voting power of our outstanding voting securities; or (v) we transfer substantially all of our assets to another corporation that is not a wholly-owned subsidiary of ours.

If Mr. Rudow’s employment had been involuntarily or constructively terminated on the March 26, 2016 fiscal year end and within the 24-month period following a change in control, Mr. Rudow would be entitled to receive: (1) annual base salary for 24 months; (2) target annual bonus for 24 months; (3) the value of annual benefits and allowances for 24 months; (4) the pro-rated value of unvested performance-based restricted stock awards; (5) the income tax gross up on pro-rated unvested performance-based stock awards; and (6) the value of all unvested options, which would vest immediately.

In addition, upon a change in control of the company, as defined under the Incentive Plan, each of our named executive officers would be entitled to immediate vesting of all unvested stock options and the pro-rated value of performance-based restricted stock awards assuming target performance, along with the associated gross up for taxes. The performance-based restricted stock awards that vested at the end of fiscal year 2015 were the last awards that included a tax gross-up feature.

Also, as described above under “Post-Retirement Plans,” upon retirement at age 55 or older after five or more years of continuous service, each of our named executive officers is eligible to participate in the post-retirement health benefit plan for officers.

DIRECTOR COMPENSATION

Cash Retainers

For fiscal year 2016, each of our non-employee directors was entitled to an annual cash retainer of $50,000 and a performance-based cash award with a target value of $20,000, which we discuss in greater detail below. The chairman of the board was entitled to receive an additional $30,000 annual retainer, the chairman of the audit committee was entitled to receive an additional $15,000 annual retainer, and the chairman of the compensation committee was entitled to receive an additional $10,000 annual retainer.

Performance-Based Cash Compensation

In addition to the annual cash retainer, each of our non-employee directors may receive an annual performance-based cash payment. The target payment under this program is $20,000, with a maximum payment of $30,000. This performance-based cash payment is tied to the company’s stock price appreciation measured against a base price, which is the trading day average for the fourth quarter of the prior fiscal year. Based on the $9.54 trading day average for the fourth quarter of fiscal year 2015, which we refer to as the Fiscal 2016 Base Price, if the trading day average for fiscal year 2016 was between 10% greater or less than the Fiscal 2016 Base Price, or between $8.59 and $10.49, the earned amount would be $20,000; if the trading day average was above $10.49, the earned amount would be $30,000; if the trading day average was below $8.59 (but equal to or greater than $7.63), the earned amount would be $10,000; and if the trading day average was below $7.63 (20% below the Fiscal 2016 Base Price), no amount would be earned. If earned, payment to any director who has not met his or her stock ownership requirement after five years of service is limited to $10,000.

Based on the trading day average of $9.63 for fiscal year 2016, each non-employee director received a $20,000 performance-based payment for fiscal year 2016, other than Mr. Bradley, whose payment was prorated through his retirement date from the board in September 2015.

Our non-employee directors are reimbursed for travel and other related expenses incurred in the performance of their duties.

Equity Compensation

Newly-elected non-employee directors are eligible to receive an initial five-year stock option grant of 10,000 shares of common stock pursuant to the Incentive Plan. The option will vest immediately; however, 2,000 shares subject to the option will expire each year if unexercised.

Stock Ownership Objective

In order to more closely align the interests of our non-employee directors with the interests of our shareholders, the compensation committee adopted a minimum stock ownership objective that requires our directors to work towards acquiring and maintaining a specific level of equity ownership interest in our common stock within a specified time frame. The stock ownership objective for non-employee directors is common stock valued at 2.5 times their annual cash retainer.

We expect new non-employee directors to be in compliance with this stock ownership requirement within five years from the date of their election to the board. Non-employee directors who were elected prior to the adoption of the objectives in May 2008 were required to be in compliance with the objectives by the fifth anniversary of the adoption date. The compensation committee monitors the progress made by new non-employee directors in achieving their stock ownership objective.

As of the end of fiscal year 2016, each of our non-employee directors was in compliance with our stock ownership objective other than Ms. Panzarella, who joined the board in January 2014, and Mr. Haseley, who joined the board in January 2015. The compensation committee believes both Ms. Panzarella and Mr. Haseley are making progress towards achieving their stock ownership requirements.

2016 Director Compensation Table

The table below shows information about the compensation paid to our non-employee directors for their service during fiscal year 2016.

			Non-Equity
	Fees Earned or	Option	Incentive Plan
	Paid in Cash (1)	Awards (2)	Compensation (3)	Total
Name	$	$	$	$
Francis R. Bradley (4)	25,000	—	9,041	34,041
Charles P. Hadeed	80,000	—	20,000	100,000
Richard J. Harrison	65,000	—	20,000	85,000
Gary J. Haseley	50,000	—	20,000	70,000
Paul D. Moore	50,000	—	20,000	70,000
Angela J. Panzarella	50,000	—	20,000	70,000
Alan H. Resnick	50,000	—	20,000	70,000
Carl E. Sassano	60,000	—	20,000	80,000
John T. Smith	50,000	—	20,000	70,000

(1)	The amounts shown include all fees earned by the directors during fiscal year 2016, including their annual board and committee retainers.

(2)	The table below presents the aggregate number of outstanding stock options for each of our non-employee directors as of March 26, 2016.

Name	Stock Option Awards
Francis R. Bradley (4)	—
Charles P. Hadeed	148,128
Richard J. Harrison	4,000
Gary J. Haseley	8,000
Paul D. Moore	4,000
Angela J. Panzarella	6,000
Alan H. Resnick	4,000
Carl E. Sassano	60,160
John T. Smith	4,000

(3)	The amounts shown are the performance-based cash payments made based on the company’s stock price performance, as described above under the heading “Performance-Based Cash Compensation.”

(4)	Mr. Bradley retired from the board in September 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below presents certain information as of July 13, 2016 about the persons known by us to be the record or beneficial owner of more than 5% of our common stock. Percentages are based on 6,989,195 shares issued and outstanding.

	Number of Shares
	of Common Stock	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class
Emancipation Management LLC, et al	1,286,099 (1)	18.4%
825 Third Avenue
New York, New York 10022
Heartland Advisors, Inc., et al	600,000 (2)	8.6%
789 North Water Street
Milwaukee, Wisconsin 53202

(1)	This information as to beneficial ownership of shares of our common stock is based on the Schedule 13G dated February 16, 2016 filed with the Securities and Exchange Commission by Emancipation Management LLC, Circle N Advisors, LLC, an investment advisor, and Charles Frumberg, managing member of Emancipation Management LLC. Emancipation Management LLC owns Circle N Advisors, LLC whose principal business address is 200 Westgate Business Center Drive, Fishkill, New York 12524. Emancipation Management LLC, Circle N Advisors, LLC and Mr. Frumberg each report shared dispositive power with respect to all 1,286,099 shares.

(2)	This information as to the beneficial ownership of shares of our common stock is based on an amendment to Schedule 13G dated February 5, 2016 filed with the Securities and Exchange Commission by Heartland Advisors, Inc., a registered investment adviser, and William J. Nasgovitz, chairman and control person of Heartland Advisors, Inc. The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owns the 600,000 shares reported in the amendment to Schedule 13G. Heartland Advisors, Inc. and Mr. Nasgovitz each report shared voting and shared dispositive power with respect to all 600,000 shares. Mr. Nasgovitz disclaims beneficial ownership of any shares reported in the Schedule 13G.

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information as of July 13, 2016 about shares of our common stock held by (1) each of our directors; (2) each of our “named executive officers” (as defined under the heading “Executive Compensation”); and (3) all of our directors and executive officers as a group.

	Number of Shares		Percent
	of Common Stock		of
Name of Beneficial Owner	Beneficially Owned (1)		Class (1)
Directors
Charles P. Hadeed	243,000	(2)	3.4%
Gary J. Haseley	21,484	(3)	—
Richard J. Harrison	33,000	(4)	—
Paul D. Moore	57,698	(4)	—
Angela J. Panzarella	10,000
Alan H. Resnick	35,400	(4)	—
Carl E. Sassano	146,735	(5)	2.1%
John T. Smith	49,250	(6)	—
Named Executive Officers
Lee D. Rudow (7)	100,077	(8)	1.4%
John J. Zimmer	100,384	(9)	1.4%
Robert A. Flack	4,000	(10)	—

All directors and executive officers as a group
(12 persons)	804,853	(11)	11.0%

(1)	The amounts reported by such persons are as of July 13, 2016, with percentages based on 6,989,195 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and sole investment power with respect to the all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table.

(2)	The amount shown includes presently exercisable options to purchase 148,128 shares.

(3)	The amount shown includes a presently exercisable option to purchase 8,000 shares.

(4)	The amount shown represents a presently exercisable option to purchase 4,000 shares.

(5)	The amount shown includes presently exercisable options to purchase 60,160 shares.

(6)	The amount shown includes (i) 12,150 shares held jointly by Mr. Smith and his wife; and (ii) a presently exercisable option to purchase 4,000 shares.

(7)	Mr. Rudow is also a director.

(8)	The amount shown includes a presently exercisable option to purchase 39,000 shares and excludes performance-based stock awards of 39,116 shares, 40,719 shares and 41,264 shares.

(9)	The amount shown includes a presently exercisable option to purchase 30,080 shares.

(10)	The amount shown excludes performance-based stock awards of 9,483 shares, 9,468 shares and 9,477 shares.

(11)	The amount shown includes presently exercisable options to purchase 301,368 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and greater than 10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership regarding their holdings in company securities. For purposes of Section 16(a), our “officers” are Mr. Rudow, Mr. Tschiderer and Mr. Flack.

During fiscal year 2016, all of our directors and officers timely complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Mr. Sassano who filed one report late disclosing one transaction. In making this statement, we have relied upon the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board of directors has adopted a written policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which our company and our directors and executive officers or their immediate family members are participants. Existing related person transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related person transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction, including the amount and type of transaction; (3) the importance of the transaction to the related person and to the company; (4) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and (5) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of The Nasdaq Stock Market and other relevant rules related to independence.

There were no reportable related person transactions during fiscal 2016.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Proposals Submitted for Inclusion in our Proxy Materials

We will include shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in our proxy materials for the 2017 annual meeting of shareholders. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2017 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than March 23, 2017. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2017 annual meeting of shareholders in accordance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. Pursuant to Rule 14a-4(c), we must receive these proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2017 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials no later than June 6, 2017. In accordance with Rules 14a-4(c) and 14a-8, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2017 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.

By Order of the Board of Directors

Lee D. Rudow
President and Chief Executive Officer
Rochester, New York
July 21, 2016

TRANSCAT, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the three director nominees and FOR Proposals 2 and 3.

1. Election of Directors:	01 - Charles P. Hadeed	02 - Paul D. Moore	03 - Angela J. Panzarella

	☐	Mark here to vote FOR all director nominees	☐	Mark here to WITHHOLD vote from all director nominees
				For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of our named executive officers.			☐	☐	☐
		01	02	03
☐	For all EXCEPT - To withhold a vote for one or more of the nominees, mark the box to the left and the corresponding numbered box to the right.	☐	☐	☐
			For	Against	Abstain
3.	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 25, 2017.		☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please date and sign name exactly as it appears on this proxy. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his or her title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                      02EG1D

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER
MEETING TO BE HELD ON SEPTEMBER 7, 2016

The proxy statement and annual report to security holders are available at www.edocumentview.com/TRNS.

For directions on how to attend the annual meeting and vote in person, see the "Voting" and "Revocability of Proxies" sections of the proxy statement that accompanies this proxy card.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — TRANSCAT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND EACH MATTER TO BE VOTED ON AT THE ANNUAL MEETING HAS BEEN PROPOSED BY OUR BOARD OF DIRECTORS.

The undersigned appoints CHARLES P. HADEED and CARL E. SASSANO, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of TRANSCAT, INC. owned by the undersigned at the annual meeting of shareholders to be held at our corporate headquarters, located at 35 Vantage Point Drive, Rochester, New York 14624, on Wednesday, September 7, 2016 at 12:00 pm Eastern Time, and at any adjournment of the annual meeting.

●	This proxy will be voted as specified by you and it revokes any prior proxy given by you.
●

Unless you withhold authority to vote for one or more of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the three director nominees listed on the reverse side of this proxy and described in the accompanying proxy statement.

●	Unless you specify otherwise, your signed proxy will be voted FOR Proposals 2 and 3 listed on the reverse side of this proxy and described in the accompanying proxy statement.
●	You acknowledge receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated July 21, 2016, describing more fully the proposals listed in this proxy.

(Continued and to be signed on reverse side)